Exhibit 99.3

Uranium Resources Announces Third Quarter 2006 Earnings Conference Call and Webcast

     LEWISVILLE, Texas--(BUSINESS WIRE)--Nov. 13, 2006--Uranium Resources, Inc. (OTCBB: URRE) ("URI"), a uranium exploration and mining company with resources in Texas and New Mexico, announced today that it will release its third quarter results on November 15, 2006.

     The release of the financial results will be followed by a company-hosted teleconference at

     10:30 a.m. ET. During the teleconference, David Clark, President and Chief Operating Officer, will review the financial and operating results for the period and discuss URI's corporate strategy and outlook. A question-and-answer session will follow.

     The URI conference call can be accessed the following ways:

     -- The live webcast can be found at http://www.uraniumresources.com. Participants should go to the website 10 - 15 minutes prior to the scheduled conference in order to register and download any necessary audio software.

     -- The teleconference can be accessed by dialing (913) 312-1297 approximately 20 minutes prior to the call.

     To listen to the archived call:

     -- The archived webcast will be at http://www.uraniumresources.com. A transcript will also be posted once available.

     -- A replay can also be heard by calling (719) 457-0820 and entering passcode 9714076. The telephonic replay will be available from 1:30 p.m. ET the day of the teleconference until 11:59 p.m. Wednesday, November 22, 2006.

     ABOUT URANIUM RESOURCES, INC.

     Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has three ISR mining projects. URI is also conducting a feasibility study on the Churchrock ISR project in New Mexico where the Company has a Nuclear Regulatory Commission license. URI's strategy is to fully exploit its resource base in Texas and New Mexico to take advantage of the strong global market for uranium.


     CONTACT: Investors:
              Kei Advisors LLC
              Deborah K. Pawlowski/James M. Culligan
              716-843-3908/716-843-3874
              dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
              Or
              Uranium Resources, Inc.
              David N. Clark, President and COO, 361-883-3990